Exhibit 10.10

AMENDMENT TO THE
CHARTER COMMUNICATIONS, INC.
2001 STOCK INCENTIVE PLAN

         This Amendment (the “Amendment”) to the Charter Communications Inc. 2001 Stock Incentive Plan, as amended through the date hereof (the “Plan”), is dated as of October 30, 2001.

Section 2.18 of the Plan is hereby amended in its entirety to read as follows:

         2.18 “Fair Market Value” on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not so listed or admitted to trading, the average of the high and low sales prices of the Shares on such date on the Nasdaq or other market on which such prices are regularly quoted or reported, or, if there have been no regularly quoted or reported high and low sales prices with respect to the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

         The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.